                                                                     Exhibit 4.3

                                 $1,500,000,000

                            Hewlett-Packard Company

  Medium-Term Notes, Series A, Due Nine Months or More from the Date of Issue

                                AGENCY AGREEMENT

                                  May 16, 2001

J.P. Morgan Securities Inc.                ABN AMRO Incorporated                     Banc of America Securities LLC
270 Park Avenue                            1325 Avenue of the Americas,              Bank of America Corporate Center
New York, NY 10017                         10th Floor                                NCI-007-07-01
                                           New York, NY 10019                        100 North Tryon Street
Bear, Stearns & Co. Inc.                                                             Charlotte, NC 28255
245 Park Avenue                            Credit Suisse First Boston
New York, NY 10167                         Corporation
                                           Eleven Madison Avenue                     Deutsche Banc Alex. Brown Inc.
Goldman, Sachs & Co.                       New York, NY 10010                        31 West 52nd Street
85 Broad Street                                                                      New York, NY 10019
New York, NY 10004                         HSBC Securities (USA) Inc.
                                           452 Fifth Avenue                          Merrill Lynch, Pierce, Fenner &
Morgan Stanley & Co.                       New York, NY 10018                        Smith Incorporated
Incorporated                                                                         4 World Financial Center
1585 Broadway                              Salomon Smith Barney Inc.                 New York, NY 10080
New York, NY 10036                         390 Greenwich Street
                                           New York, NY 10013                        The Williams Capital Group, L.P.
                                                                                     650 Fifth Avenue
                                                                                     New York, NY 10019

Ladies and Gentlemen:

     1.  Introduction. Hewlett-Packard Company, a Delaware corporation (the
         ------------
"Issuer"), confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale from time to time by the Issuer on or after the date hereof of up to $1,500,000,000 in aggregate initial offering price of its Medium-Term Notes, Series A, Due Nine Months or More from the Date of Issue (or for Medium-Term Notes, Series A, Due Nine Months or More from the Date of Issue, denominated in currencies or currency units other than U.S. dollars, the equivalent thereof based on the prevailing exchange rates at the respective times such Medium-Term Notes, Series A Due Nine Months or More from the Date of Issue are first offered) (the "Notes") as set forth herein.

     On the basis of the representations and warranties contained herein but subject to the terms and conditions stated herein and to the reservation by the Issuer of the right to sell Notes directly to investors (other than broker-dealers who have not executed this Agreement or otherwise agreed to the terms contained herein) on its own behalf, the Issuer hereby (i) appoints each of the Agents as an agent of the Issuer for the purpose of soliciting offers to purchase the Notes from the Issuer and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any of the Agents as principal for resale to others, it will enter into a separate agreement, which may be a written agreement, substantially in the form of Exhibit A hereto or an oral agreement confirmed in writing by such Agent (each a "Terms Agreement") relating to such sale in accordance with Section 3(f) hereof.

     The terms and rights of the Notes shall be as specified in or established pursuant to the Senior Debt Securities Indenture, dated as of June 1, 2000, as supplemented to the date hereof (the "Senior Indenture"), between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"). The Notes shall have the maturity ranges, annual interest rates, redemption provisions, if any and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time by the Issuer in accordance with the Senior Indenture and the Procedures (as defined below) or as otherwise agreed upon and, if applicable, will be specified in a related Terms Agreement.

     2.  Representations and Warranties of the Issuer.  The Issuer represents
          --------------------------------------------
and warrants to, and agrees with, the Agents that as of the Closing Date, each Representation Date, each Time of Delivery and each date on which the Issuer accepts an offer to purchase Notes from an Agent as follows:

         (a) The registration statement of the Issuer (No. 333-30786) relating to securities of the Issuer (collectively the "Registered Securities"), including the Notes, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened (such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), including all material incorporated by reference therein, being hereinafter collectively referred to as the "Registration Statement" and the related prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, being hereinafter referred to as the "Prospectus"). Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

         (b) (i) On the effective date of the Registration Statement (the "Effective Date"), such Registration Statement complied, and on the Closing Date the Prospectus as then amended or supplemented will comply in all material respects with the applicable requirements of the Securities Act of 1933 (the "Act") and the rules thereunder; (ii) on the Effective Date and on the Closing Date the Senior Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules thereunder; (iii) on the Effective Date the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iv) on the Effective Date, the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not include any untrue statement of a material fact or omit to state any material fact necessary, in order to make the statements, in the light of the circumstances under which they were made, not misleading; except that the foregoing clauses (iii) and (iv) do not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein or that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

          (c) The Senior Indenture has been duly authorized, executed and delivered by the Issuer, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding obligation enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Senior Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles).

          (d) None of the issue and sale of the Notes, the consummation of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under,
     (i) the charter or by-laws of the Issuer or (ii) the terms of any Material Agreement, or (iii) any decree or regulation or order applicable to the Issuer of any U.S. federal or California or Delaware court, governmental authority or agency having jurisdiction over the Issuer, except where the conflict or breach of which in clause (ii) or clause (iii) above would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole. "Material Agreements" means all agreements filed as Exhibits to the Issuer's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, pursuant to clause (10) of paragraph (b) of Item 601 of Regulation S-K (in the case of Form 10-K or Form 10-Q) (but only such agreements that continue to be in effect).

          (e) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of California.

          (f) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Issuer.

          (g) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States federal or California or Delaware governmental authority or agency is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes and such other approvals as have been obtained.

          (h) Immediately after any sale of Notes by the Issuer hereunder or under any applicable Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement taken together with any other securities of the Issuer (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

          (i) Ernst & Young LLP ("E&Y") is an independent public accountant as required by the Act.

     3.   Appointment as Agent; Solicitations as Agent; Purchases as Principal.
          ---------------------------------------------------------------------

          (a) On the basis of the representations and warranties contained herein but subject to the terms and conditions herein set forth, the Issuer hereby appoints each of the Agents an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Notes from the Issuer by others. Nothing contained in this Agreement shall be construed to prevent the Issuer from selling at any time to any person any Registered Securities, including the Notes, directly on its own behalf or in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Notes or pursuant to a private placement not constituting a public offering under the Act. The Issuer reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. Each Agent, severally and not jointly, agrees to use its reasonable efforts to solicit purchases of the Notes on the terms and subject to the conditions set forth herein and in the Procedures (as defined below), but shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

          (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

          Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, the Agents shall suspend solicitation of offers to purchase the Notes until such time as the Issuer shall have furnished them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised the Agents that such solicitation may be resumed.

          The Issuer reserves the right, in its sole discretion, to instruct the Agents to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase the Notes from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. During any such period, the Issuer shall not be required to comply with the provisions of Sections 6(a), 6(b), 6(c) and 6(d), provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than an amendment or supplement (i) that solely specifies or provides for a change in maturity dates, interest rates, issuance prices or similar terms of any particular Notes sold hereunder, (ii) by means of the filing of materials incorporated by reference in the Prospectus (other than the Issuer's Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q), (iii) relating to an offering by the Issuer of Registered Securities other than the Notes or (iv) that is a pricing amendment or supplement relating to Notes the purchase of which was not solicited by an Agent) no Agent shall be required to resume soliciting offers to purchase Notes until the Issuer has delivered to such Agent, such opinions, letters and certificates with respect to any Representation Date (as defined in Section 6(b)) specified in Sections 6(b), (c) and (d).

          Unless otherwise mutually agreed upon between the Issuer and the Agent soliciting such offer, the Agents are authorized to solicit offers to purchase Notes only in fully registered form in denominations of $1,000 or any multiple thereof. The authorized denominations of Notes not denominated in U.S. dollars will be determined by the Issuer at the time of sale. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase the Notes received by it as Agent. The Issuer shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Note that the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Issuer until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

          (c) The Issuer agrees to pay the presenting Agent (or jointly to two or more Agents if such presentation is jointly made) a commission, at the time of settlement of each sale of a Note by the Issuer as a result of a solicitation made by such Agent, in an amount equal to the following percentage of the principal amount of such Note sold (or such other amount as may be agreed to in writing from time to time):


                                                    Fee as a Percentage of
           Range of Maturities                         Principal Amount
           -------------------                         ----------------

     From 9 months to less than 12 months                   0.125
     From 12 months to less than 18 months                  0.150
     From 18 months to less than 2 years                    0.200
     From 2 years to less than 3 years                      0.250
     From 3 years to less than 4 years                      0.350
     From 4 years to less than 5 years                      0.450
     From 5 years to less than 6 years                      0.500
     From 6 years to less than 7 years                      0.550
     From 7 years to less than 10 years                     0.600
     From 10 years to less than 15 years                    0.625
     From 15 years to less than 20 years                    0.675
     From 20 years to and including 30 years                0.750
     Greater than 30 years                             To be negotiated

          (d) Administrative procedures respecting the sale of Notes (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed only by written agreement among the Issuer and the respective Agents. The provisions of the Procedures shall apply to all transactions contemplated hereunder except as otherwise specified in a Terms Agreement. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Issuer in Palo Alto, California, or counsel for the Issuer in Palo Alto, California, not later than 11:00 a.m., New York City time, on the date of this Agreement or at such other place, and at such later time and date as may be mutually agreed by the Issuer and the Agents, but in no event later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Issuer accepts an offer by any Agent to purchase Notes as principal, such time and date being herein called the "Closing Date."

          (f) From time to time, any Agent may agree with the Issuer to purchase Notes from the Issuer as principal. In such case the purchasing Agent and the Issuer may set forth the terms of such purchase in a separate Terms Agreement to be entered into between such Agent and the Issuer. Upon acceptance by the Issuer of an offer to purchase Notes, unless the Issuer and the purchasing Agent otherwise agree in writing, any such Terms Agreement or other written confirmation or communication transmitted by the purchasing Agent to the Issuer or, in the absence of a Terms Agreement or other written confirmation or communication from the purchasing Agent, the oral agreement confirmed in writing by such Agent with respect to the terms of the Notes and of their offer and sale evidenced by the offer communicated by the purchasing Agent and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the purchasing Agent and the Issuer for the sale and purchase of such Notes (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or the purchasing Agent). In connection with any resale of Notes so purchased, such Notes may be resold by such Agent at varying prices from time to time or at a fixed public offering price or such Agent may use a selling or dealer group. Such Agent may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. A Terms Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement.

          Each agreement by an Agent to purchase Notes as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Issuer for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the re-offering of Notes, and shall also specify whether opinions of counsel, accountants' letters and officers' certificates are required pursuant to Section 6 hereof. Notwithstanding anything to the contrary set forth herein, to the extent such certificates, accountant letters or opinions specified in
     Section 6 hereof are required under a Terms Agreement or otherwise with respect to an agreement by an Agent or Agents to purchase Notes directly from the Issuer as a principal, such certificates, letters and opinions of counsel shall be addressed solely to those Agents purchasing such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefore shall be as set forth in the Procedures.

     (g)  Obligations Several.  The Issuer acknowledges that the obligations of
          -------------------
     the Agents are several and not joint.

4.   Certain Agreements of the Issuer.  The Issuer agrees with the Agents that,
     -----------------------------------
in connection with each offering of Notes:

          (a) The Issuer will advise the Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than an amendment or supplement (i) that solely specifies or provides for a change in maturity dates, interest rates, issuance prices or similar terms of any particular Notes sold hereunder, (ii) by means of the filing of materials incorporated by reference in the Prospectus, (iii) relating to an offering by the Issuer of Registered Securities other than the Notes or
     (iv) that is a pricing amendment or supplement relating to Notes the purchase of which was not solicited by any Agent) and will use its reasonable best efforts to afford the Agents an opportunity to review any such proposed amendment or supplement prior to filing; the Issuer will also advise the Agents of the filing of any such amendment or supplement. Following any such filing, each Agent shall have the right to suspend solicitation of purchases of the Notes until such time as such Agent shall reasonably determine that solicitation of purchases may be resumed and any such suspension shall not be deemed a breach of such Agent's agreement contained herein. The Issuer will also advise the Agents of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its withdrawal, if issued.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules and regulations thereunder ("Rules and Regulations") (other than as contemplated in the parenthetical clause of
     Section 4(a) hereof), the Issuer will promptly notify each Agent (i) in its capacity as agent of the Issuer to suspend solicitation of offers to purchase the Notes (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Notes such Agent may then own as principal; and if the Issuer shall decide so to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Notes with the intention of reselling them as contemplated by Section 3(f) hereof, or the Issuer has accepted an offer to purchase Notes but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly repurchase any Notes so held by such Agent, cancel such offer (to the extent such cancellation may be lawfully effected) or promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and will supply such amended or supplemented Prospectus to the respective Agents in such quantities as they may reasonably request. If such amendment or supplement and the documents, opinions, letters and certificates furnished to the Agents pursuant to this Agreement in connection with the preparation and filing of such amendment or supplement are, in the judgment of the Agents, satisfactory, then upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder; provided, however, that if one or more Agents does not find such amendment or supplement acceptable, in their judgment, such Agent shall not be required to recommence the solicitation of offers hereunder and such other Agents for which such amendment or supplement was satisfactory shall not be precluded from recommencing the solicitation of offers pursuant to this Agreement.

          (c) The Issuer, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

          (d) The Issuer will furnish to each Agent copies of the Prospectus and all amendments and supplements thereto, and all amendments to the Registration Statement after the date hereof (other than an amendment or supplement (i) that solely specifies or provides for a change in maturity dates, interest rates, issuance prices or similar terms of any particular Notes sold hereunder, (ii) by means of the filing of materials incorporated by reference in the Prospectus, (iii) relating to an offering by the Issuer of Registered Securities other than the Notes or (iv) that is a pricing amendment or supplement relating to Notes the purchase of which was not solicited by any Agent), in each case as soon as available and in such quantities as are reasonably requested.

          (e) The Issuer will arrange for the qualification of the Notes for sale and under the laws of such jurisdictions as the Agents through Cravath, Swaine & Moore (the "Agents' Counsel") reasonably requests and will continue such qualifications in effect so long as required for the distribution of the Notes; provided that in connection therewith the Issuer
                                --------
     shall not be required to qualify to do business in any jurisdiction or to file a consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

          (f) So long as any Notes are outstanding, if so requested by the Agents, the Issuer will furnish to the Agents, to the extent such document is not available pursuant to the EDGAR filing system, (i) as soon as available, a copy of each report or definitive proxy statement of the Issuer, if any, filed with the Commission under the Exchange Act, and (ii) from time to time, such other information concerning the Issuer as the Agents may reasonably request, which may be provided in accordance with applicable laws and regulations.

          (g) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Agents for any expenses (including reasonable fees and disbursements of Agents' Counsel, subject to the limitation set forth below) reasonably incurred by them in connection with qualification of the Notes for sale under the laws of such jurisdictions as such Agents may reasonably request in accordance with
     Section 4(e) hereof and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements, to each Agent and for the reasonable fees and disbursements of Agents' Counsel in connection with the establishment of the program contemplated hereby, such reasonable fees and disbursements of Agents' Counsel not to exceed $75,000. The Agents shall pay all other fees and expenses incurred by the Agents.

          (h) The Issuer will make generally available to its security holders and to the Agent as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Issuer occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

          (i) In the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Issuer will, from the date of any applicable Terms Agreement with an Agent or other agreement by an Agent to purchase Notes as principal and continuing to and including the business day following the related Time of Delivery, not offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Issuer which are substantially similar to the Notes, without the prior written consent of such Agent; provided, however, that for the purposes of the foregoing, any reverse inquiry solicitations of or solicitations by the Agents as contemplated hereby will not constitute an offer by the Issuer.

     5.   Conditions of Obligations.  The obligation of each Agent, as agent of
          --------------------------
the Issuer, under this Agreement at any time to solicit offers to purchase the Notes is subject to the accuracy, on the date hereof, on the Closing Date, on the date of each such solicitation, on the date of any Terms Agreement and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each Representation Date (as defined in Section 6(b)), in all material respects of the representations and warranties of the Issuer herein, to the accuracy, on each such date, in all material respects of the statements of the Issuer's officers in any certificates made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer in all material respects of its obligations hereunder, and to each of the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be threatened by the Commission.

          (b) The Prospectus, including any pricing supplement, shall have been filed with the Commission pursuant to Rule 424(b) under the Act, within the applicable period prescribed for such filing by the Rules and Regulations of the Act.

          (c) There shall not have occurred between each trade and settlement date (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or trading of the Issuer's common stock on the New York Stock Exchange or any setting of limited or minimum prices on such Exchange, (ii) any declaration of a banking moratorium by either federal or New York State authorities, (iii) any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Agents, impracticable to market the Notes, (iv) any downgrading in the rating accorded the Issuer's debt securities by Moody's Investor's Service ("Moody's") or Standard & Poor's Corporation ("S&P"), or
     (v) any public announcement by Moody's or S&P that it has placed any of the Notes on a credit watch with negative implications, except in items (iv) and (v), as previously disclosed to the Agents prior to the applicable trade date.

          (d) At the Closing Date, the Agents (and in the case of a purchase of Notes by an Agent or Agents as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, such Agent or Agents) shall have received:

               (i) the opinion of the General Counsel, an Assistant General Counsel or a Senior Managing Counsel of the Issuer (any of the foregoing, "Issuer Counsel"), or an outside counsel for the Issuer, dated the Closing Date, substantially to the effect that:

                    (A) the Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, except where the failure to do so would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole;

                    (B) the Notes conform in all material respects to the description thereof contained in the Prospectus;

                    (C) the Senior Indenture has been duly authorized, executed and delivered by the Issuer, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by the purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Senior Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles);

                    (D) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                    (E) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Issuer;

                    (F) no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States federal or California or Delaware governmental authority or agency is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes and such other approvals (specified in such opinion) as have been obtained; and

                    (G) none of the issue and sale of the Notes, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Issuer or, to such counsel's knowledge, the terms of any Material Agreements, or any material decree or regulation known to such counsel to be applicable to the Issuer of any U.S. federal or California or Delaware court, governmental authority or agency having jurisdiction over the Issuer.

                    Such opinion shall also include a statement that such
               counsel has participated in conferences with officers and other representatives of the Issuer, counsel for the Issuer, the independent accountants of the Issuer, the Agents and counsel for the Agents, at which the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the statements contained therein and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that has caused it to believe that (i) the Registration Statement and the Prospectus (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act, the rules thereunder and the Trust Indenture Act and (ii) the Registration Statement at the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and the financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view).

            (ii) In the event that any of the statements described in the foregoing subsection 5(d)(i) are omitted from the opinion delivered pursuant to such subsection, the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Issuer, dated the Closing Date, to the effect of the statements so omitted.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agents; and
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuer or public officials. Furthermore, such counsel shall provide any opinions as to enforceability based upon laws then in effect in the State of New York.

     (e) At the Closing Date, the Agents (and in the case of a purchase of Notes by an Agent as a principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time for Delivery, such Agent) shall have received a certificate, dated the Closing Date, signed by an officer of the Issuer reasonably acceptable to the applicable Agents to the effect that (i) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, (iii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Issuer's knowledge, threatened by the Commission, and (iv) since the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (f) At the Closing Date, the Agents (and in the case of a purchase of Notes by an Agent or Agents as a principal pursuant to a Terms Agreement or otherwise, if and to the extent called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, such Agent or Agents) shall have received a letter, dated such date, of Ernst & Young LLP ("E&Y") confirming that they are independent auditors within the meaning of the Act and the Exchange Act and the respective applicable published Rules and Regulations thereunder adopted by the SEC, stating substantially in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules thereto included or incorporated in the Registration Statement and the Prospectus and reported on by each of them, respectively, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations adopted by the SEC;

          (ii) on the basis of: performing the procedures specified by the American Institute of Certified Public Accountants for a review of the interim financial information as described in SAS 71, Interim Financial Information, on the unaudited consolidated condensed interim financial statements from the date of the latest audited balance sheet included or incorporated by reference in the Registration Statement to the date of the latest interim balance sheet included or incorporated by reference pursuant to a filing on Form 10-Q in the Registration Statement; inquiring of certain officials of the Issuer who have responsibility for financial and accounting matters as to whether those unaudited consolidated condensed interim financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC; carrying out certain specified procedures on the latest interim financial data made available by the Issuer and its consolidated subsidiaries (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter including; and a reading of the minutes of the meetings of the stockholders and directors of the Issuer of the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus pursuant to a filing on Form 10-Q: nothing came to their attention which caused them to believe that (1) any such unaudited interim consolidated condensed financial statements included or incorporated in the Registration Statement and the Prospectus pursuant to a filing on Form 10-Q do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the related published rules and regulations adopted by the SEC; and (2) said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

          (iii) with respect to the date of the most recent month-end prior to the date of the letter, for which the Issuer and its consolidated subsidiaries have prepared unaudited consolidated financial statements, whether there has been any change in capital stock (except those changes related to employee stock option and employee stock purchase plan exercises and the Issuer's common stock repurchase programs), increase in long-term debt or decrease in consolidated net current assets of the Issuer and its consolidated subsidiaries (in each case, except as disclosed in or contemplated by the Prospectus as amended and supplemented at the applicable Closing Date or Time of Delivery), as compared with the amounts shown on the most recent unaudited consolidated condensed balance sheet incorporated by reference in the Registration Statement and Prospectus; and, with respect to the period that began subsequent to the date of the most recent unaudited consolidated condensed interim financial statements included or incorporated by reference in the Registration Statement and the Prospectus, for which there has been a review of interim financial information as described in SAS 71, and ended on the most recent month-end prior to the date of the letter, for which the Issuer and its consolidated subsidiaries have prepared unaudited consolidated financial statements for such month or months, whether there has been any decrease in consolidated net income or net revenues (except as disclosed in or contemplated by the Prospectus as amended and supplemented at the applicable Closing Date or Time of Delivery) as compared with the corresponding period in the preceding fiscal year (provided, however, that the foregoing statements in this subsection (iii) shall not be required to be delivered pursuant to
     Section 6(d) as of any Representation Date); and

          (iv) they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered to the applicable Agents in connection with such letter, of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information that has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation) set forth in the Registration Statement, as amended, the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included therein), agrees with accounting records or compilations made from such accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation.

     References to the Prospectus in this paragraph (f) include any supplements thereto at the date of the letter.

          (g) At the Closing Date, the Agents (and in the case of a purchase of Notes by an Agent as a principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time for Delivery such Agent) shall have received from the Agents' Counsel, such opinion or opinions, dated the Closing Date or the Time for Delivery, as applicable, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as they may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) At the Closing Date, on or after the trade date and prior to the related settlement date with respect to any particular issuance of Notes, or on or after the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, and prior to the trade date with respect to any particular issuance of the Notes, in each case whether such issuance is on an agency basis or principal basis, there shall not have occurred, except as reflected in or contemplated by the Registration Statement and the Prospectus, as amended or supplemented, any material adverse change in the financial condition of the Issuer and its subsidiaries, taken as a whole.

     6.   Additional Covenants of the Issuer.  The Issuer agrees that:
          ----------------------------------

          (a) Each acceptance by the Issuer of an offer for the purchase of Notes solicited by any Agent or a purchase of Notes by an Agent as principal, pursuant hereto shall be deemed to be an affirmation to the applicable Agent, that the Issuer's representations and warranties contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant that such representations and warranties will be true and correct in all material respects at the Time of Delivery to the purchaser of the Notes relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Prospectus as amended or supplemented at each such time.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement: (i) that relates to an offering by the Issuer of Registered Securities other than the Notes; (ii) that solely specifies or provides for a change in the maturity dates, interest rates, issuance prices or other similar terms of any particular Notes sold hereunder; (iii) relating to any filing under the Exchange Act (except for Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed thereunder); and (iv) by any pricing supplement) (each such time and subject to the foregoing exceptions, being herein referred to as a "Representation Date"), the Issuer shall, promptly following such amendment or supplement, furnish the Agents with a certificate, dated the date of delivery thereof, signed by an officer of the Issuer to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct in all material respects at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of Section 5(e) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of
     Section 5(e), to the time of delivery of such certificate.

          (c) At each Representation Date, the Issuer shall promptly thereafter furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of Issuer Counsel or Wilson Sonsini Goodrich & Rosati, in form reasonably satisfactory to the Agents, substantially to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date; provided, however, that in lieu
                                               --------- --------
     of such opinion or opinions, counsel may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

          (d) At each Representation Date, the Issuer shall cause its independent accountants promptly thereafter to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance reasonably satisfactory to the Agents, substantially to the effect set forth in Section 5(f)(i),
     (ii) and (iv) hereof with respect to the respective matters covered therein but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) The Issuer agrees that any obligation of a person who has agreed to purchase Notes as the result of solicitation by any Agent pursuant hereto to make payment for and take delivery of such Notes shall be subject to the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c) (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Notes shall be substituted, for purposes of this Section 6(e), for the respective judgments of an Agent with respect to certain matters referred to in Section 5(c) and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under Section 5(c) on behalf of any such person).

     7.   Indemnification and Contribution.
          ---------------------------------
          (a) The Issuer agrees to indemnify and hold harmless each Agent, each affiliate (within the meaning of the Exchange Act) of an Agent and their respective officers, directors, employees, representatives and agents, and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act or other federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the Notes as originally filed or in any amendment thereto, or in any preliminary prospectus or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Agent specifically for use therein and (ii) such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) through which the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if (A) such person did not receive a copy of the Prospectus (or the Prospectus as so amended or supplemented), excluding documents incorporated therein by reference at or prior to the earlier of the confirmation of the sale of such Notes or the delivery of the Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented prior to the confirmation of the sale of such Notes to such person) and (B) the Issuer had previously furnished copies of the Prospectus (or the Prospectus as amended or supplemented prior to the confirmation of the sale of the Notes to such person) to such Agent. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

          (b) Each Agent severally and not jointly, agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signed the Registration Statement or any amendment thereto, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to such Agent, but only with reference to written information relating to such Agent furnished to the Issuer by such Agent specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that such Agent may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if
                                                     --------  -------
     the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Agents in the case of subparagraph (a) of this Section 7, representing the indemnified parties under subparagraph (a) of this Section 7 who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
     (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity was sought hereunder by such indemnified party unless such settlement includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason unavailable or insufficient, the Issuer and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer and one or more of the Agents may be subject

     (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to which such loss, claim, damage or liability relates, received by the Issuer bear to the total discounts and commissions received by the Agents in connection therewith. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this subsection (d), (y) in no case shall any Agent (except as may be provided in any agreement among Agents relating to the offering of the Notes) be responsible for any amount in excess of the discount applicable to the Notes to which such loss, claim, damage or liability relates, purchased by such Agent hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Agent, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     8.   Status of Each Agent.
          ---------------------
          (a) In soliciting offers to purchase the Notes from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 3(f) hereof), each Agent is acting solely as agent for the Issuer and not as principal. Each Agent will make its reasonable best efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Notes from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Notes to a purchaser who has agreed to purchase Notes as a result of solicitation by any Agent pursuant hereto, and whose offer the Issuer has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damages arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

          (b) Subject to Section 4(g) hereof, if this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement, the Issuer agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Agents' Counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

     9.   Survival of Certain Representations and Obligations.  The respective
          ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement and any Terms Agreement if specified therein, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. In the event of any suspension of the solicitation of offers in accordance with this Agreement or termination of this Agreement in its entirety or with respect to a particular Agent or Agents, no party shall have any liability to any other party hereto, except if this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer and the Agents shall remain responsible for the their respective expenses pursuant to Section 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect and except as set forth in the following sentence. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Notes with the intention of reselling them as contemplated by Section 3(f) hereof or (ii) after the Issuer has accepted an offer to purchase Notes solicited by any Agent pursuant hereto and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(d), 4(e), 6(a), and 6(e) and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

     10.  Termination.  This Agreement may be terminated for any reason at any
          -----------
time by the Issuer as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Notes placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

     11.  Appointment of Additional Agents. The Issuer, in its sole discretion,
          --------------------------------
may appoint one or more additional parties to act as Agents hereunder from time to time. Any such appointment shall be made in writing signed by the Issuer and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Issuer and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Issuer shall deliver a copy of such appointment to the Agents promptly after it becomes effective.

     12.  Notices.  Except as otherwise provided herein, all notices and other
          -------
communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any reasonable form of telecommunication including facsimile or such other means as agreed to by a particular Agent. Except as otherwise provided in the Procedures, all notices shall be sent to them at the following addresses:

To the Issuer:

     Notices to Hewlett-Packard Company shall be directed to it at Hewlett-Packard Company, 3000 Hanover Street, MS: 20BLC, Palo Alto, California 94304; attention of the Assistant Treasurer, fax (650) 852-8412, with a copy to the General Counsel, Hewlett-Packard Company, 3000 Hanover Street, MS20-BQ, Palo Alto, California 94304, fax (650) 857-4392.

To the Agents:


J.P. Morgan Securities Inc.                     ABN AMRO Incorporated                  Banc of America Securities LLC
270 Park Avenue, 9/th/ Floor                    1325 Avenue of the Americas,           Bank of America Corporate Center
New York, NY 10017                              10th Floor                             NCI-007-07-01
Attn:  Transaction Execution Group              New York, NY 10019                     100 North Tryon Street
Fax: (212) 834-6702                             Attn:  Legal Dept.                     Charlotte, NC 28255
                                                Fax: (212) 258-1592                    Attn:  MTN Product Management
                                                                                       Fax: (704) 388-9939

Bear, Stearns & Co. Inc.                        Credit Suisse First Boston             Deutsche Banc Alex. Brown Inc.
245 Park Avenue                                 Corporation                            31 West 52nd Street
New York, NY 10167                              Eleven Madison Avenue                  New York, NY 10019
Attn:  Capital Markets Desk                     New York, NY 10010                     Attn:  Debt Capital Markets
Fax: (212) 272-6227                             Attn:  Short and Medium Term                  Syndicate Desk
                                                       Note Finance                    Fax: (212)469-7875
                                                Fax: (212) 743-5825

Goldman, Sachs & Co.                            HSBC Securities (USA) Inc.             Merrill Lynch, Pierce, Fenner &
85 Broad Street                                 452 Fifth Avenue                       Smith Incorporated
New York, NY 10004                              New York, NY 10018                     4 World Financial Center
Attn: Ben Smilchensky, Medium                   Attn: Transaction Management           Floor 15
      Term Note Trading, 85B/29/th              /Debt Capital Markets                  New York, NY 10080
Fax: (212) 902-0658                             Fax: (212) 525-0238/0239               Attn:  MTN Product Management
                                                                                       Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated               Salomon Smith Barney Inc.              The Williams Capital Group, L.P.
1585 Broadway                                   388 Greenwich Street                   650 Fifth Avenue
New York, NY 10036                              New York, NY 10013                     10/th/ Floor
Attn:  Manager - Continuously                   Attn: Medium Term Note                 New York, NY 10019
       Offered Products                               Department                       Attn: Debt Syndicate
Fax: (212) 761-0780                             Fax: (212) 816-0949                    Fax: (212) 830-4545
Copy to: Peter Cooper, Investment
Banking Information Center
Fax: (212) 761-0260

     In the case of any party hereto, alternatively notice may be directed to such other address or person as such party shall specify to each other party by a notice given in accordance given in accordance with the provisions of this
Section 12. Any such notice shall take effect at the time of receipt.

     13.  Successors. This Agreement and any Terms Agreement will inure to the
          ----------
benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(e), any person who has agreed to purchase Notes from the Issuer as the result of solicitation by any Agent pursuant hereto, and no other person will have any right or obligation hereunder.

     14.  Governing Law; Counterparts. This Agreement and any Terms Agreement
          ---------------------------
shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

15.  Entire Agreement. This Agreement incorporates the entire agreement between
     -----------------
the parties hereto with respect to the transactions contemplated herein. All prior negotiations and agreements between the parties are merged in, and superseded by, this Agreement and there are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                         Very truly yours,

                                         HEWLETT-PACKARD COMPANY


                                         By: /s/ Charles N. Charnas
                                             ----------------------------
                                             Senior Managing Counsel and
                                             ----------------------------
                                             Assistant Secretary
                                             ----------------------------

CONFIRMED AND ACCEPTED, as of
the date first above written:


J.P. Morgan Securities Inc.

By: /s/ Kevin J. Kulak
   --------------------------------------
Title: Vice President
      -----------------------------------

ABN AMRO Incorporated

By: /s/ Judith A. Lawson
   --------------------------------------
Title: Managing Director
      -----------------------------------

Banc of America Securities LLC

By: /s/ Lily Chang
   --------------------------------------
Title: Principal
      -----------------------------------


Bear, Stearns & Co. Inc.

By: /s/ Kelly Millet
   --------------------------------------
Title: Senior Managing Director
      -----------------------------------

Credit Suisse First Boston Corporation

By: /s/ Helena M. Willner
   --------------------------------------
Title: Director
      -----------------------------------

Deutsche Banc Alex. Brown Inc.

By: /s/ Reuben Daniels
   --------------------------------------
Title: Managing Director
      ------------------------------------
By: /s/ John A. Kneebone
   ---------------------------------------
Title: Associate
      ------------------------------------

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
    -------------------------------------

HSBC Securities (USA) Inc.

By: /s/ John Campo
    -------------------------------------

Title: Managing Director
       ----------------------------------

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated

By: /s/ Scott O. Primrose
    -------------------------------------
Title: Authorized Signatory
       ----------------------------------

Morgan Stanley & Co. Incorporated

By: /s/ Michael Fusco
    -------------------------------------
Title: Principal
       ----------------------------------

Salomon Smith Barney Inc.

By: /s/ Martha D. Bailey
    -------------------------------------

Title: First Vice President & Counsel
       ----------------------------------

The Williams Group, L.P.

By: /s/ DiAnne Calabrisotto
    -------------------------------------

Title: Chief Compliance & Administrative
       ----------------------------------
       Officer Principal
       ----------------------------------

                                   Exhibit A
                                   ---------


                            Hewlett-Packard Company

                                       $

                              [Title of Security]


                                Terms Agreement
                                ---------------

                                                                   ______,200___

[List agents]

Ladies and Gentlemen:

  Hewlett-Packard Company (the "Issuer") proposes, subject to the terms and conditions stated herein and in the Agency Agreement, dated May__, 2001 (the "Agency Agreement"), between the Issuer on the one hand and J.P. Morgan Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., and The Williams Capital Group, L.P., (the "Agents") on the other, to issue and sell to [__________________] (the "Purchaser(s)") the securities specified in the Schedule hereto (the "Purchased Notes"). Each of the provisions of the Agency Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Issuer or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Issuer, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Agency Agreement which makes reference to the Prospectus (as therein defined and as amended through the date hereof) shall be deemed to be a representation and warranty as of the date of the Agency Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as will be amended and supplemented to relate to the Purchased Notes.

  An amendment to the Registration Statement (as defined in the Agency Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you is now proposed to be filed with the Securities and Exchange Commission (the "Commission").

  Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Issuer agrees to issue and sell to the Purchaser(s), and the Purchaser(s) agree(s) severally to purchase from the Issuer, the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

  If the foregoing is in accordance with your understanding, please sign and return to us ____ counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Issuer.


                                            HEWLETT-PACKARD COMPANY


                                            By:_________________________________
                                               Name:
                                               Title:

Accepted:


[__________________]


By:_______________________________
   Name:
   Title:

                                                           Schedule to Exhibit A
Title of Purchased Notes:

  [  %] Medium Term Notes, Series A due _______

Aggregate Principal Amount:

  [$    or units of other specified currency]

  Purchase Price by the Purchaser(s):

    % of the principal amount of the Purchased Notes [, plus accrued interest,
if any, from   to  ]

Method of and Specified Funds for Payment of Purchase Price:

  By wire transfer to a bank account specified by the Issuer in immediately available funds.

Senior Indenture:

  Senior Indenture, dated as of June 1, 2000, between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee.

Time and Date of Delivery:

Closing Location for Delivery of Notes:

Maturity:

Interest Rate/Formula:

         [%]

Interest Payment Dates:

  [months and dates]

Original Issue Discount:

Redemption Provisions, if any:

Repurchase Provisions, if any:

Sinking Fund Provisions, if any:

Standstill, if any:

Documents to be Delivered:

  The following documents referred to in the Agency Agreement shall be delivered as a condition to the closing, if and to the extent set forth below:

  [(1)  An opinion or opinions of counsel as contemplated in Section 5(d).]

  [(2)  An officers' certificate dated the Closing Date, as contemplated in
        Section 5(e).]

  [(3)  An accountants' letter as contemplated in Section 5(f).]

  [(4)  An opinion of Agents' Counsel.]

Other Provisions (Including Syndicate Provisions, if Applicable):

                                   Exhibit B
                                   ---------

                           Administrative Procedures

     The Medium-Term Notes, Series A, due nine months or more from their issue date (the "Notes") are to be offered from time to time by Hewlett-Packard Company (the "Issuer"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., The Williams Capital Group, L.P., as agents (each individually an "Agent" and collectively the "Agents"), have agreed to use reasonable best efforts to solicit purchases of the Notes pursuant to an Agency Agreement dated May 16, 2001 (the "Agency Agreement"), among the Issuer and the Agents. No Agent will be obligated to purchase Notes for its own account. The Notes will be issued pursuant to an Indenture, dated as of June 1, 2000, with respect to Senior Debt Securities (the "Senior Indenture"), between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"). The Notes will rank equally with all other unsecured senior debt securities of the Issuer and have been registered with the Securities and Exchange Commission (the "Commission").

     Each Note will be represented initially by either a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book-Entry Note") or a certificate issued in definitive form (a "Certificated Note"). It is currently contemplated that both Fixed Rate Notes (as defined below) and Floating Rate Notes (as defined below) may be issued as Book-Entry Notes.

     Administrative Procedures and specific terms of the Notes and the offering, to the extent Notes are offered and sold through the Agents, are explained below. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. Unless the Issuer otherwise advises each Agent, the persons handling administrative responsibilities with whom each Agent is to communicate regarding offers to purchase Notes and the details of their delivery is the Assistant Treasurer, Hewlett-Packard Company, 3000 Hanover Street, MS: 20BLC, Palo Alto, California 94304. To the extent that the following Procedures conflict with the provisions of the Notes, the Senior Indenture or the Letter (as defined below), the relevant provisions of the Note, the Senior Indenture or the Letter shall control.

     Capitalized terms used in these Procedures without definition shall have the respective meanings given to such terms in the Agency Agreement.

I.   CERTIFICATED NOTES AND GENERAL TERMS

     Unless otherwise agreed by the Issuer and the relevant Agent, the following Procedures and specific terms are applicable to Certificated Notes and, except to the extent otherwise specified under II below, Book-Entry Notes.

ORIGINAL ISSUE
DATE: Each Note will be dated the date of its authentication. Each Note will also bear an original issue date which, with respect to any Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The original issue date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

MATURITIES:       Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least nine months after the date of issue and which, unless otherwise specified in the applicable Pricing Supplement, will be an Interest
                  Payment Date.

REDEMPTION OR
REPURCHASE:       The Notes will not be redeemable or subject to repurchase by the Issuer prior to maturity or subject to repurchase at the option of the holder of the Notes prior to maturity, unless otherwise specified in the applicable Pricing Supplement.
                  Unless otherwise specified in the applicable Pricing
                  Supplement, the redemption or repurchase dates for Notes subject to redemption or repurchase will correspond with the Interest Payment Date (as defined below) for such Notes.

PRICE TO PUBLIC:  Each Note will be issued at 100% of principal amount, unless otherwise specified in the applicable Pricing Supplement.

DENOMINATIONS:    Minimum denominations of U.S. $1,000 increased in multiples of
                  $1,000, unless otherwise specified in the applicable Pricing
                  Supplement, or such other specified denominations for foreign or composite currencies as will be agreed between the Issuer and the relevant Agent and specified in the applicable Pricing
                  Supplement.

REGISTRATION:     Notes will be issued only in fully registered form without coupons.

INTEREST
PAYMENT: Fixed Rate Notes. Interest will accrue on each Note bearing interest at a Fixed Rate (the "Fixed Rate Notes") at the annual rate stated on the face thereof and in the applicable Pricing Supplement, and will be payable in arrears on the Interest Payment Dates specified in the applicable Pricing Supplement (an "Interest Payment Date" with respect to such Fixed Rate Note) and at maturity. Unless otherwise specified in the applicable Pricing Supplement, interest on a Fixed Rate Note will be payable to the holder of record for such Fixed Rate Note on the date (whether or not a business day) that is fifteen calendar days (unless otherwise specified in a Pricing Supplement) immediately preceding the Interest Payment Date (a "Regular Record Date" with respect to such Fixed Rate Note) specified in the Pricing Supplement. Interest payable on a Fixed Rate Note (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Notes. Interest will accrue on each Note bearing interest at a Floating Rate ("Floating Rate Notes") at the variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or spread multiplier as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on a Floating Rate Note will be payable on the Interest Payment Date with respect to such Floating Rate Note, to the holder of record of such Floating Rate Note on the Regular Record Date (whether or not such day is a business day) with respect to such Floating Rate Note. Accrued interest on a Floating Rate Note will be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the Pricing Supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by (i) the actual number of days in the year, in the case of Floating Rate Notes that are Treasury Rate Notes and CMT Rate Notes or (ii) 360 days, in the case of all other Floating Rate Notes.

                  With respect to both Floating Rate Notes and Fixed Rate Notes, each Interest Payment Date will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to, but excluding the applicable Interest Payment Date or the maturity date, as the case may be.

ACCEPTANCE OF
OFFERS: Each Agent will promptly advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, however, in its reasonably exercised discretion, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer solicited by an Agent, the Issuer will promptly notify the Agent involved.

SETTLEMENT:       All offers accepted by the Issuer will be settled on the third business day following the date of acceptance unless otherwise agreed by any purchaser and the Issuer. Prior to 3:00 p.m., New York City time, on the business day next preceding the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on the settlement date.

DETAILS FOR
SETTLEMENT:       For each offer solicited by an Agent that is accepted by the
                  Issuer, the Agent who presented the offer (the "Presenting
                  Agent") shall communicate to the Issuer's Treasury Department by telephone, facsimile transmission or other acceptable means the following information (the "Purchase Information"):

                  1. Exact name in which the Note or Notes are to be registered
                     (the "Registered Owner").

                  2. Exact address of the Registered Owner.

                  3. Taxpayer identification number of the Registered Owner.

                  4. Principal amount of each Note to be delivered to the
                     Registered Owner.

                  5. If a Fixed Rate Note, the interest rate and initial
                     Interest Payment Date.

                  6. Trade date.

                  7. Settlement date.

                  8. Maturity date.

               9. Specified currency and, if the specified currency is other than U.S. dollars, the applicable exchange rate for such specified currency.

               10. The exchange rate agent, if other than Chase Manhattan Bank and Trust Company, National Association, and the exchange rate determination date, if applicable.

               11. Issue price.

               12. Presenting Agent's commission.

               13. Net proceeds to the Issuer.

               14. If a Note is redeemable or subject to repurchase by the
                   Issuer, such of the following as are applicable:

                   (i)  Redemption date,

                  (ii)  Redemption price,

                 (iii) Amount that the redemption price shall decline (but not below par) on each anniversary of the redemption date, if applicable,

                  (iv)  Repurchase date, and

                   (v)  Repurchase price.

               15. If a Note is subject to repurchase at the option of the holder:

                     (i)  Repurchase date, and

                    (ii)  Repurchase price.

               16. If an original issue discount Note, each of the following:

                     (i)  the total amount of original issue discount,

                    (ii)  the yield to maturity, and

                   (iii)  the initial accrual period of original issue discount.

               17. If a Floating Rate Note, such of the following as are
                   applicable:

                     (i)  Interest rate basis,

                          (1)  CD Rate,

                          (2)  Commercial Paper Rate,

                          (3)  Federal Funds Rate,

                          (4)  LIBOR,

                          (5)  Treasury Rate,

                          (6)  Prime Rate,

                          (7)  CMT Rate,

                          (8)  Other.

                               (ii)  Index maturity,

                              (iii)  Index currency,

                               (iv)  Spread,

                                (v)  Spread multiplier,

                               (vi)  Maximum interest rate,

                              (vii)  Minimum interest rate,

                             (viii)  Interest rate base,

                               (ix)  Initial interest rate,

                                (x)  Interest reset dates,

                               (xi)  Calculation dates,

                              (xii)  Interest determination dates,

                             (xiii)  Interest Payment Dates,

                              (xiv)  Regular Record Dates, and

                               (xv)  Calculation agent.

               18.  Presenting agent.

               19. Specifications of any of the following provisions, if applicable:

                         [Amortizing Notes]

                         [Indexed Notes]

                         [Floating/Fixed Rate Notes]

                         [Dual Currency Notes]

                         [Interest Rate Reset]

                         [Extension of Maturity]

                         [Tax Redemption]

                 20.  Such other information as may be requested by the Issuer.

                 The original issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in fewer than three business days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes. After receiving the details for each offer from the Presenting Agent, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, facsimile transmission or other acceptable means, to the Trustee. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent. The Trustee will assign to and enter on each Note a transaction number.

                 Special provisions relating to Certificated Notes denominated or payable in a currency, currencies, a currency unit or currency units other than U.S. dollars may be agreed by the Issuer and the Agents at a later time or specified in the applicable Pricing Supplement.

CONFIRMATION:    For each accepted offer solicited by an Agent, the Presenting
                 Agent will issue a confirmation of the terms, with a copy to the Issuer's Treasury Department, setting forth the Purchase
                 Information and delivery and payment instructions (each a "Written Confirmation").

NOTE DELIVERIES
AND
CASH PAYMENT:    Upon the receipt of appropriate documentation and instructions, which may be by telephone to be confirmed in writing from the Issuer, and verification thereof, the Trustee will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                 The Trustee will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against delivery of a receipt therefor.

AGENTS' ADDRESSES
FOR DELIVERY OF
CERTIFICATED
NOTES:

                    J.P. Morgan Securities Inc.                             ABN AMRO Incorporated
                    4 New York Plaza                                        Bank of New York
                    Ground Floor Receiving Window                           Dealer Clearance Dept.
                    New York, NY 10041                                      One Wall Street, 3/rd/ Floor, Window 3B
                    Attention: Salvatore Giallanza                          New York, NY 10005
                    Tel: (212) 623-3104                                     Attn: Andrea Jackson, For account
                    Fax: (212) 623-2659                                     208462 AABT

                    Bank of New York                                        DTC NY Window
                    Dealer Clearance Department                             F/A/O Bear, Stearns & Co. Inc.
                    One Wall Street, 3/rd/ Floor, Window 3B                 55 Water St., 3/rd/ Floor
                    New York, NY 10005                                      New York, NY 10041
                    Attn: For the Account of Banc of America
                    Securities LLC

                    Credit Suisse First Boston Corporation                  Deutsche Banc Alex. Brown Inc.
                    5 World Trade Center, 7/th/ Floor                       1290 Ave of the Americas
                    New York, NY 10048                                      6/th/ Floor MS-NYC08-628
                    Attn: Paul Riley/Bill Ahern                             Attn: Brian Guerra
                    Tel: (212) 332-1606                                     New York, NY 10104

                    Goldman, Sachs & Co.                                    HSBC Securities (USA) Inc.
                    85 Broad Street                                         1 West 39/th/ Street
                    New York, NY 10004                                      11/th/ Floor
                    Attn: Dan Berthiaume, Fixed Income Ops., 85B/6/th/ Fl.  New York, NY 10018
                    Tel: (212) 902-8090                                     Attn: Dominic Andreassi
                    Fax: (212) 902-5178

                    Merrill Lynch, Pierce, Fenner & Smith Incorporated      Bank of New York
                    Merrill Lynch Money Markets Clearance                   Dealer Clearance Department
                    55 Water Street, 3/rd/ Floor Plaza Level                One Wall Street, 3/rd/ Floor, Window 3B
                    DTC New York Window                                     New York, NY 10005
                    New York, NY 10041                                      Attn: For the Account of Morgan Stanley &
                    Attn: Morana Noel                                       Co. Incorporated
                    Tel: (212) 855-2403
                    Fax: (212) 855-2457

                    New York Window                                         The Williams Capital Group, L.P.
                    The Depository Trust Company                            650 Fifth Avenue, 10/th/ Floor
                    Mezzanine Level, 3/rd/ Floor                            New York, NY 10019
                    For the Account of Salomon Smith Barney Inc.            Attn: Operations
                    55 Water Street                                         Fax: (212) 830-4545
                    New York, NY 10001

                 The Presenting Agent, as the Issuer's agent, will (i) deliver the Notes (with the written provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds and (ii) give instructions for payment to be made to the Issuer of an amount equal to the face amount of Notes less the Presenting Agent's commission. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

FAILS: In the event that a purchaser fails to take delivery of and make payment for a Note on the applicable settlement date, the Presenting Agent will notify the Trustee and the Issuer by telephone, to be confirmed in writing. If the Note has been delivered to Presenting Agent, as the Issuer's agent, the Agent shall return such Note to the Trustee. If funds have been advanced to the Issuer by the Presenting Agent for the purchase of such Note, the Issuer will, immediately upon receipt of such notification from the Trustee, refund the payment previously made to it by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the business day following the settlement date. If such failure occurs for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when such funds were credited to the account of the Issuer.

                 Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cause the Security Registrar (as defined in the Senior Indenture) to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

PROCEDURE FOR
RATE CHANGES:    The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a pricing supplement or sticker reflecting the terms of such Notes and, after approval from the Agents, will arrange to have the required number of copies of the supplement or sticker filed with the Commission within two business days following such acceptance and will supply at least five copies of such sticker or supplement to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                 If the Issuer decides to "post" fixed interest rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and, promptly thereafter, the Issuer will establish fixed interest rates to be so posted. Following establishment of posted fixed interest rates and prior to the filing of the pricing supplement or sticker described in the preceding paragraph, the Agents may only record indications of interest in purchasing Fixed Rate Notes at the posted fixed interest rates. After such filing, sales, mailing of confirmations and settlements at the posted rates may resume, subject to the provisions of "Delivery of Prospectus" below.

               Outdated stickers, supplements and copies of the prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF
SOLICITATION:  As provided in the Agency Agreement, the Issuer may suspend solicitation of purchases at any time and, upon receipt of notice from the Issuer, each Agent will forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

DELIVERY OF
PROSPECTUS:    With respect to each purchase resulting from a solicitation by any Agent, a copy of the Prospectus, as most recently amended or supplemented on the date of delivery thereof (except as provided below), but excluding materials incorporated by reference therein, must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the Written Confirmation and
               (ii) any Note purchased by such purchaser as a result of such solicitation. The Issuer shall ensure that the Presenting Agent receives such number of copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing stickers, if any) reasonably requested by the Presenting Agent, but excluding materials incorporated by reference therein, by telecopy or overnight express (for delivery not later than 11:00 a.m. on the second business day following the trade date) to enable the Presenting Agent to deliver such confirmation or Note to such purchaser as contemplated by these Procedures and in compliance with the preceding sentence. If, since the date of acceptance of such purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

AGENTS ADDRESSES
FOR DELIVERY OF
PRICING
SUPPLEMENTS

               J.P. Morgan Securities Inc.                                         ABN AMRO Incorporated
               270 Park Avenue, 8/th/ Floor                                        181 W. Madison, 17/th/ Floor
               New York, NY 10017                                                  Chicago, IL 60602
               Attention: Medium Term Note Desk                                    Attn: Janet Mundell
               Tel: (212) 834-4421                                                 Fax: (312) 904-4058
               Fax: (212) 834-6081                                                 Copy to: Timothy Cox
                                                                                   Medium-Term Note Desk
                                                                                   1325 Avenue of the Americas
                                                                                   New York, NY 10019
                                                                                   Tel: (212) 314-1460
                                                                                   Fax: (212) 314-1499

               Banc of America Securities LLC                                      Bear, Stearns & Co. Inc.
               Bank of America Corporate Center                                    245 Park Avenue, 4/th/ Floor
               NCI-007-07-01                                                       New York, NY 10167
               100 North Tryon Street                                              Attn: Bill Foster
               Charlotte, NC 28255
               Attn: Lynn T. McConnell

               Credit Suisse First Boston Corporation                              Deutsche Banc Alex. Brown Inc.
               Eleven Madison Avenue, 5/th/ Floor                                  1290 Ave of the Americas
               New York, NY 10010                                                  6/th/ Floor MS-NYC08-628
               Attn: Short and Medium Term Products                                Attn: Brian Guerra
               Tel: (212) 325-7198                                                 New York, NY 10104

               Goldman, Sachs & Co.                                                HSBC Securities (USA) Inc.
               85 Broad Street                                                     452 Fifth Avenue
               New York, NY 10004                                                  New York, NY 10018
               Attn: Ben Smilchensky, Medium Term Note Trading, 85B/29/th/         Attn: Transaction Management/
               Tel: (212) 902-1482                                                 Debt Capital Markets
               Fax: (212) 902-0658                                                 Fax: (212) 525-0238/0239
                                                                                   Copy to: c/o ADP Prospectus
                                                                                   55 Mercedes Way
                                                                                   Edgewood, NY 11717
                                                                                   Attn: Nadia Burrows

               Merrill Lynch Production Technologies                               Morgan Stanley & Co. Incorporated
               44B Colonial Drive                                                  1585 Broadway
               Piscataway, NJ 08854                                                New York, NY 10036
               Attn: Prospectus Operations/                                        Attn: Medium-Term Note Trading Desk, Carlos
               Nachman Kimerling                                                   Cabrera
               Tel: (732) 885-2768                                                 Tel: (212) 761-4000
               Fax: (732) 885-2774/5/6                                             Fax: (212 761-0780

               Salomon Smith Barney Inc.                                           The Williams Capital Group, L.P.
               Attn: Annabelle Avila                                               650 Fifth Avenue, 10/th/ Floor
               Brooklyn Army Terminal                                              New York, NY 10019
               140 58/th/ Street, 8/th/ Floor                                      Attn: Debt syndicate
               Brooklyn, NY 11220                                                  Fax: (212) 830-4545
               Tel: (718) 765-6725
               Fax: (718) 765-6734

AUTHENTICITY OF
SIGNATURES:       The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

ADVERTISING
COST: The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes.

II.   BOOK-ENTRY NOTES

      The following Procedures with respect to the offering of Book-Entry Notes, supplement and, to the extent inconsistent therewith, replace the Procedures set forth in Section I, above, with respect to the offering of Certificated Notes. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by the DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with the Trustee's obligations (i) under a Letter of Representations (the "Letter") from the Issuer and the Trustee to be entered into with DTC (ii) under a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of December 2, 1988, and (iii) as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes may be issued in book-entry form.

ISSUANCE:       On any settlement date for one or more Book-Entry Notes, the
                Issuer will issue a single Global Security in fully registered form without coupons (a "Global Security") representing up to $400,000,000 principal amount of all such Notes that have the same maturity date, redemption provisions, if any, repurchase provisions at the option of the holder or the Issuer, as the case may be, if any, Interest Payment Dates, interest rate basis, spread or spread multiplier, maximum or minimum interest rates, index maturity, interest determination dates, interest reset dates (as such terms are defined in the applicable
                Prospectus Supplement or Pricing Supplement), original issue date and original issue discount provisions, if any, in each case, to the extent applicable (collectively, the "Terms"). Each
                Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an issue date, which will be (i) with respect to an original Global
                Security (or any portion thereof), its original issue date, and
                (ii) following a consolidation of Global Securities, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent any
                Certificated Note.

IDENTIFICATION
NUMBERS: The Issuer will arrange with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately 900 CUSIP numbers relating to Global Securities representing Book-Entry Notes. The Issuer will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC a written list of CUSIP numbers of such series. The

                Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "C." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.


REGISTRATION:   Each Global Security will be registered in the name of Cede &
                Co., as nominee for DTC, on the Security Register (as defined in the Senior Indenture) maintained under the Senior Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:      Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:      The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Security resulting from such consolidation) specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Book-Entry Notes having the same Terms (other than original issue date) and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment
                Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
                (iii) a new CUSIP number to be assigned to such replacement
                Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid.
                On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new
                CUSIP number and a new original issue date and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global
                Securities to be exchanged exceed $400,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $400,000,000 of principal amount of the exchanged Global Securities and one or more additional Global
                Securities will be
                authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

NOTICE OF
REPAYMENT
TERMS: With respect to each Book-Entry Note that is subject to repurchase at the option of the holder, the Trustee will furnish DTC not more than 60 days prior to the settlement date (or such shorter period acceptable to DTC) pertaining to such Book-Entry Note a notice setting forth the terms of such repurchase option. Such terms shall include the start date and end dates of the first exercise period, the repurchase date following such first exercise period, the frequency with which such exercise periods occur (i.e., quarterly, semiannually, annually, etc.) and, if the repurchase option expires before maturity, the same information (except frequency) concerning the last exercise period.

REDEMPTION AND
REPAYMENT:      The Trustee will comply with the terms of the Letter with regard to redemptions and repayments of the Notes. If a Global Security is to be redeemed or repaid in part, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent the portion of the Global Security being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Security and shall bear the CUSIP number of the surrendered Global Security.

DENOMINATIONS:  Unless otherwise agreed between the Issuer and the relevant
                Agent, Book-Entry Notes will be issued in principal amounts of $1,000 or any multiple thereof. Global Securities will be denominated in principal amounts not in excess of $400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $400,000,000 principal amount of such Book-Entry Note or Notes and one or more additional Global Securities will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST:       Publication. Standard & Poor's Corporation will use the
                information received in the pending deposit message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                Notice of Interest Payment and Regular Record Dates. On the first business day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first business day. Promptly after each interest determination date or calculation date, as applicable (as specified in the applicable Note) for Floating Rate Notes, the

               Issuer, upon receiving notice thereof, will notify Standard & Poor's Corporation of the interest rate determined on such interest determination date or calculation date, as applicable.

PAYMENTS OF
PRINCIPAL
AND INTEREST:  Payments of Interest Only.  Promptly after each Regular Record
               Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Security on such Interest Payment Date. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Book-Entry Note is not a business day, the payment due on such day shall be made on the next succeeding business day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

               Payments at Maturity. On or about the first business day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Security maturing either at stated maturity or on a redemption or repurchase date occurring during such month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth business day preceding the maturity of such Global Security. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any maturity of a Global Security representing Book-Entry Notes is not a business day, the payment due on such day shall be made on the next succeeding business day and no interest shall accrue on such payment for the period from and after such maturity. Promptly after payment to DTC of the principal and interest due at the maturity of such Global Security, the Trustee will cancel and destroy such Global Security in accordance with the terms of the Senior Indenture and deliver a certificate of destruction to the Issuer.

               Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in immediately available funds no later than 9:30 a.m. (New York City time), or as soon as practicable thereafter on such date. The Issuer will make such payment on such Global Securities by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment to the Trustee. Prior to 10:00 a.m. (New York City time) on each maturity date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in immediately available funds, each payment of principal (together with interest thereon) due on Global Securities on any maturity date. On each Interest Payment Date, the applicable interest payment shall be made to DTC in immediately available funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on such Interest Payment Date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in immediately available funds to the respective participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such participants of the principal of and interest on the Book-Entry Notes.

               Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT:    The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security or Global Securities representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Issuer will be settled on the third business day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day.

SETTLEMENT
PROCEDURES:    Settlement procedures with regard to each Book-Entry Note sold by the Issuer through a Presenting Agent as agent shall be as follows (the "Settlement Procedures"):

               A. The Presenting Agent shall communicate the Purchase
                  Information to the Issuer's Treasury Department by telephone, facsimile transmission or other acceptable means.

               B. After receiving the Purchase Information from the Presenting
                  Agent, the Issuer will, after recording the details and any necessary calculations, communicate the relevant Purchase Information to the Trustee by telephone, facsimile transmission or other acceptable means.

               C. The Trustee will assign a CUSIP number to the Global Security representing such Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation and Interactive Data Services) and the Presenting Agent:

                  1. The applicable information set forth in Settlement
                     Procedure "A."

                  2. Identification as a Fixed Rate Book-Entry Note or a
                     Floating Rate Book-Entry Note.

                  3. Interest payment period.

                  4. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which shall be the Regular Record Date as defined in the Note unless otherwise specified in the applicable Pricing Supplement) and amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes.

                  5. Participants' account numbers maintained by DTC on behalf of the Trustee and the Presenting Agent.

                  6  CUSIP number of the Global Security representing such Note.

                  7. Whether such Global Security will represent any other Book-
                     Entry Note (to the extent known at such time).

               D. The Issuer will deliver to the Trustee a Global Security representing such Note.

               E. The Trustee will complete and authenticate the Global Security representing such Note. Prior to preparing the Global Security for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent.

               F. DTC will credit such Note to the Trustee's participant account at DTC.

               G. The Trustee will enter an SDFS deliver order through DTC's
                  Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

               H. The Presenting Agent will enter an SDFS deliver order through
                  DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

               I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

               J. The Trustee, upon confirming receipt of such funds, will wire transfer to the account of the Issuer maintained at Chase Manhattan Bank, New York, N.Y., Account of Hewlett-Packard Company, ABA Number 021000021, Account Number 9102409530, in immediately available funds in the amount transferred to the Trustee in accordance with Settlement Procedure "G."

               K. The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a Written Confirmation to such purchaser.

SETTLEMENT
PROCEDURES
TIMETABLE:     For offers of Book-Entry Notes solicited by an Agent and accepted by the Issuer for settlement on the first business day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                    SETTLEMENT
                    PROCEDURE           TIME
                    ---------           ----
                       A                11:00 a.m. on the sale date
                       B                12:00 noon on the sale date
                       C                2:00 p.m. on the sale date
                       D                3:00 p.m. on the sale date
                       E                9:00 a.m. on settlement date
                       F                10:00 a.m. on settlement date
                       G-H              2:00 p.m. on settlement date
                       I                4:45 p.m. on settlement date
                       J-K              5:00 p.m. on settlement date

               If a sale is to be settled two business days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first business day after the sale date.

               If a sale is to be settled more than two business days after the sale date, settlement procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first business day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second business day after the sale date. If the initial interest rate for a floating rate Book-Entry Note has not been determined at the time that settlement procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the business day before the settlement date. Settlement procedure "I" is subject to extension in accordance with any extension of fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

               If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice, will deliver to DTC, through DTC's participant terminal system, a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled settlement date.

FAILURE TO
SETTLE: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in its records and send such canceled Global Security to the Issuer. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

               If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than any failure by the Presenting Agent (including but not limited to the failure to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser) the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

               Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.